Exhibit 99.1

TTEC Announces Record Second Quarter 2021 Financial Results

Second Quarter 2021

Revenue Increased 22 Percent to $554.8 Million

Operating Income was $65.8 Million or 11.9 Percent of Revenue

(Non-GAAP $78.6 Million or 14.2 Percent of Revenue)

Net Income was $47.4 Million ($60.2 Million Non-GAAP)

Adjusted EBITDA was $95.7 Million or 17.3 Percent of Revenue

Fully Diluted EPS was $1.00 ($1.27 Non-GAAP)

Bookings of $204 million

Raises Outlook for Full Year 2021

DENVER, August 3, 2021 – TTEC Holdings, Inc. (NASDAQ: TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the second quarter ended June 30, 2021.

“Our record revenue and profitability has us well positioned to achieve significant financial milestones in 2021 and beyond,” commented Ken Tuchman, chairman, and chief executive officer. “Our continued velocity in growing our existing client volume and adding new clients has set us up for long-term growth as they leverage the full breadth of our CX offerings.”

Tuchman continued, “As the world becomes increasingly reliant on digital technology to work, study, play, communicate and collaborate, companies are seeking trusted partners like TTEC to help them infuse the best of these capabilities into their customer experiences. Through both our Digital and Engage businesses, we bring technology and humanity together by combining advanced analytics, customized CRM, AI-enabled technology solutions, and automation with talented brand ambassadors to deliver happy, loyal customers and breakthrough business results.”

SECOND QUARTER 2021 FINANCIAL HIGHLIGHTS

Revenue

•	Second quarter 2021 GAAP revenue increased 22.4 percent to $554.8 million compared to $453.1 million in the prior year period.

•	Foreign exchange had a $10.4 million positive impact on revenue in the second quarter 2021.

Income from Operations

•	Second quarter 2021 GAAP income from operations was $65.8 million, or 11.9 percent of revenue, compared to $49.0 million, or 10.8 percent of revenue in the prior year period.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $78.6 million or 14.2 percent of revenue versus $56.7 million or 12.5 percent for the prior year period.

•	Foreign exchange had a $1.1 million negative impact on income from operations in the second quarter 2021.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Adjusted EBITDA

•	Second quarter 2021 Non-GAAP Adjusted EBITDA was $95.7 million or 17.3 percent of revenue, compared to $71.0 million or 15.7 percent of revenue in the prior year period.

Earnings Per Share

•	Second quarter 2021 GAAP fully diluted earnings per share was $1.00 compared to $0.67 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $1.27 compared to $0.85 in the prior year period.

Bookings

•	During the second quarter 2021, TTEC signed an estimated $204 million in annualized contract value compared to $214 million in the prior year period. Second quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the second quarter 2021 was $63.1 million compared to $43.1 million for the second quarter 2020.

•	Capital expenditures in the second quarter 2021 were $12.0 million compared to $15.1 million for the second quarter 2020.

•	As of June 30, 2021, TTEC had cash and cash equivalents of $174.7 million and debt of $842.5 million, resulting in a net debt position of $667.8 million. This compares to a net debt position of $231.7 million for the same period 2020. The increase in net debt is primarily attributable to the acquisition of Avtex Solutions Holdings, LLC in April 2021.

•	As of June 30, 2021, TTEC had approximately $360 million of additional borrowing capacity available under its credit facility compared to $195 million for the same period 2020.

•	Paid a $0.43 per share, $20.1 million in the aggregate, semi-annual dividend on April 21, 2021, an approximate 7.5 percent increase over the semi-annual dividend paid in October 2020 and a 26.5 percent increase over the April 2020 dividend.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Second quarter 2021 GAAP revenue for TTEC Digital increased 40.0 percent to $108.0 million from $77.1 million for the year ago period. Income from operations was $9.6 million or 8.9 percent of revenue compared to operating income of $14.4 million or 18.6 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $17.1 million, or 15.8 percent of revenue compared to operating income of $16.0 million or 20.7 percent of revenue in the prior year period.

•	Foreign exchange had a $1.2 million positive impact on revenue and negligible impact on income from operations.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Second quarter 2021 GAAP revenue for TTEC Engage increased 18.8 percent to $446.8 million from $375.9 million for the year ago period. Income from operations was $56.3 million or 12.6 percent of revenue compared to operating income of $34.6 million or 9.2 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $61.5 million or 13.8 percent of revenue compared to operating income of $40.7 million or 10.8 percent of revenue in the prior year period.

•	Foreign exchange had a $9.2 million positive impact on revenue and $1.1 million negative impact on income from operations.

BUSINESS OUTLOOK

“We had an exceptional quarter that exceeded our revenue and profit forecast,” commented Regina Paolillo, chief financial and administrative officer. “Our year-to-date 2021 results further underscore the market differentiation in our technology-rich customer experience-as-a-service offerings as we capitalize on the favorable trends within a large and growing addressable market.”

Paolillo continued, “We believe our clients will continue to turn to TTEC as their trusted go-to-partner for exceptional CX technology and service solutions. We have a high degree of confidence in our improved 2021 outlook, including the revenue and profitability split between the third and fourth quarters of the year.”

Our raised full-year 2021 outlook is as follows:

Revenue between $2.248 and $2.266 billion, an increase of 15.3 and 16.3 percent over the prior year.

Non-GAAP Operating Income margins between 12.4 and 12.7 percent.

•	Margin of approximately 13.3 percent for TTEC Digital and 12.4 percent for TTEC Engage

Non-GAAP Adjusted EBITDA margins between 15.3 and 15.7 percent.

•	Margin of approximately 16.2 percent for TTEC Digital and 15.3 percent for TTEC Engage

Non-GAAP Earnings Per Share between $4.35 and $4.51.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Capital expenditures are estimated to between 2.9 and 3.1 percent of revenue, of which approximately 60 percent is growth oriented.

Effective tax rate for the full year is estimated between 22 and 24 percent.

Diluted share count for the full year is estimated between 47.2 and 47.6 million.

We estimate the second half 2021 mix as follows:

•	Revenue: 49 percent third quarter, 51 percent fourth quarter

•	Non-GAAP Operating Income: 44 percent third quarter, 56 percent fourth quarter

•	Non-GAAP Adjusted EBITDA: 45 percent third quarter, 55 percent fourth quarter

•	Non-GAAP Earnings Per Share: 43 percent third quarter, 57 percent fourth quarter

We estimate the Digital - Engage second half 2021 mix as follows:

•	Revenue: 20 percent Digital, 80 percent Engage, of which 47 percent of Digital and 52 percent of Engage in the fourth quarter, respectively.

•	Non-GAAP Operating Income: 24 percent Digital, 76 percent Engage, of which 44 percent of Digital and 60 percent of Engage in the fourth quarter, respectively.

•	Adjusted EBITDA: 23 percent Digital, 77 percent Engage, of which 45 percent of Digital and 58 percent of Engage in the fourth quarter, respectively.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The company’s Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud mitigation, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The company's nearly 58,500 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holdings, Inc.’s management and are subject to significant risks and uncertainties. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov. Specifically, important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others, are risks related to our business operations and strategy, including our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; our dependance on 3rd parties for our cloud solutions; the impact of COVID-19 on our business and our clients’ business; risks inherent in our rapid transition to a work from home environment; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; the risks related to our technology, including cybersecurity, the reliability of our information technology infrastructure and our ability to consistently deliver uninterrupted service to our clients; the risk related to our international operations; the risks related to legal impacts on our operations, in particular rapidly changing laws that regulate our and our clients’ business, such as data privacy and data protection laws and healthcare, financial and public sector specific regulations, our ability to comply with these laws timely, and cost of wage and hour litigation in the United States; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$554,794	$453,081	$1,094,013	$885,294

Operating Expenses:
Cost of services	400,323	337,306	788,983	658,863
Selling, general and administrative	61,300	47,360	114,057	97,194
Depreciation and amortization	24,916	18,660	45,375	37,532
Restructuring and integration charges, net	1,725	793	2,127	1,331
Impairment losses	700	-	4,217	696
Total operating expenses	488,964	404,119	954,759	795,616

Income From Operations	65,830	48,962	139,254	89,678
Other income (expense), net	(2,104)	(4,374)	(4,525)	(10,206)

Income Before Income Taxes	63,726	44,588	134,729	79,472
Provision for income taxes	(11,353)	(11,039)	(27,332)	(21,238)

Net Income	52,373	33,549	107,397	58,234
Net income attributable to noncontrolling interest	(5,004)	(2,224)	(9,610)	(5,375)

Net Income Attributable to TTEC Stockholders	$47,369	$31,325	$97,787	$52,859

Net Income Per Share
Basic	$1.12	$0.72	$2.30	$1.25
Diluted	$1.10	$0.72	$2.27	$1.24

Net Income Per Share Attributable to TTEC Stockholders
Basic	$1.01	$0.67	$2.09	$1.14
Diluted	$1.00	$0.67	$2.06	$1.13

Income From Operations Margin	11.9%	10.8%	12.7%	10.1%
Net Income Margin	9.4%	7.4%	9.8%	6.6%
Net Income Attributable to TTEC Stockholders Margin	8.5%	6.9%	8.9%	6.0%
Effective Tax Rate	17.8%	24.8%	20.3%	26.7%

Weighted Average Shares Outstanding
Basic	46,840	46,619	46,792	46,559
Diluted	47,409	46,861	47,388	46,838

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
TTEC Digital	$107,995	$77,143	$171,582	$154,699
TTEC Engage	446,799	375,938	922,431	730,595
Total	$554,794	$453,081	$1,094,013	$885,294

Income From Operations:
TTEC Digital	$9,565	$14,376	$13,767	$24,634
TTEC Engage	56,265	34,586	125,487	65,044
Total	$65,830	$48,962	$139,254	$89,678

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$174,742	$132,914
Accounts receivable, net	354,662	378,397
Other current assets	177,657	145,491
Total current assets	707,061	656,802

Property and equipment, net	168,685	178,706
Other assets	1,161,882	680,900

Total assets	$2,037,628	$1,516,408

LIABILITIES AND EQUITY
Total current liabilities	$410,210	$396,170
Other long-term liabilities	1,040,317	609,500
Redeemable noncontrolling interest	54,800	52,976
Total equity	532,301	457,762

Total liabilities and equity	$2,037,628	$1,516,408

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$554,794	$453,081	$1,094,013	$885,294

Reconciliation of Adjusted EBITDA:

Net Income	$52,373	$33,549	$107,397	$58,234
Interest income	(230)	(491)	(409)	(855)
Interest expense	3,381	3,104	5,183	12,696
Provision for income taxes	11,353	11,039	27,332	21,238
Depreciation and amortization	24,916	18,660	45,375	37,532
Asset impairment, restructuring and integration charges	2,425	793	6,344	2,027
Gain on sale of business units	-	(142)	-	(388)
Changes in acquisition contingent consideration	169	(1,084)	1,046	(4,349)
Grant income for pandemic relief	(2,012)	-	(8,044)	-
Loss on dissolution of subsidiary	-	2,467	-	2,467
Equity-based compensation expenses	3,371	3,057	7,399	5,976

Adjusted EBITDA	$95,746	$70,952	$191,623	$134,578

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$52,373	$33,549	$107,397	$58,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,916	18,660	45,375	37,532
Other	(14,237)	(9,096)	(19,933)	9,512
Net cash provided by operating activities	63,052	43,113	132,839	105,278

Less - Total Cash Capital Expenditures	12,028	15,102	23,593	31,915

Free Cash Flow	$51,024	$28,011	$109,246	$73,363

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$65,830	$48,962	$139,254	$89,678
Restructuring charges, net	1,725	793	2,127	1,331
Impairment losses	700	-	4,217	696
Grant income for pandemic relief	(2,012)	-	(8,044)	-
Equity-based compensation expenses	3,371	3,057	7,399	5,976
Amortization of purchased intangibles	8,968	3,844	13,483	7,721

Non-GAAP Income from Operations	$78,582	$56,656	$158,436	$105,402

Non-GAAP Income from Operations Margin	14.2%	12.5%	14.5%	11.9%

Reconciliation of Non-GAAP EPS:

Net Income	$52,373	$33,549	$107,397	$58,234
Add: Asset restructuring and impairment charges	2,425	793	6,344	2,027
Add: Equity-based compensation expenses	3,371	3,057	7,399	5,976
Add: Amortization of purchased intangibles	8,968	3,844	13,483	7,721
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition	-	(204)	-	6,273
Add: Loss on dissolution of subsidary	-	2,467	-	2,467
Less: Changes in acquisition contingent consideration	169	(1,084)	1,046	(4,349)
Less: Gain on sale of business units	-	(142)	-	(388)
Less: Grant income for pandemic relief	(2,012)	-	(8,044)	-
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(5,072)	(2,217)	(7,677)	(3,070)

Non-GAAP Net Income	$60,222	$40,063	$119,948	$74,891

Diluted shares outstanding	47,409	46,861	47,388	46,838

Non-GAAP EPS	$1.27	$0.85	$2.53	$1.60

Reconciliation of Adjusted EBITDA by Segment :	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q2 21	Q2 20	Q2 21	Q2 20	YTD 21	YTD 20	YTD 21	YTD 20
Earnings before Income Taxes	$54,156	$30,190	$9,569	$14,398	$120,918	$54,772	$13,810	$24,700
Interest income / expense, net	3,186	2,635	(33)	(22)	4,848	11,909	(72)	(67)
Depreciation and amortization	16,427	15,382	8,489	3,278	32,999	30,966	12,376	6,566
Asset impairment, restructuring and integration charges	1,566	679	859	114	5,476	1,010	867	1,016
Gain on sale of business units	-	(142)	-	-	-	(388)	-	-
Grant income for pandemic relief	(1,906)	-	(106)	-	(7,938)	-	(106)	-
Changes in acquisition contingent consideration	169	(1,084)	-	-	1,046	(4,349)	-	-
Loss on dissolution of subsidiary	-	2,467	-	-	-	2,467	-	-
Equity-based compensation expenses	2,291	2,128	1,079	929	5,033	4,198	2,366	1,778

Adjusted EBITDA	$75,889	$52,255	$19,857	$18,697	$162,382	$100,585	$29,241	$33,993